SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): December 30, 1998



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                                  NORTEK, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                    1-6112                    05-0314991
     (State or other jurisdiction  (commission File Number)   (I.R.S.Employer
      of Incorporation)                                         I.D. Number)


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              50 Kennedy Plaza, Providence. Rhode Island 02903-2360
               (Address of Principal Executive Offices) (Zip Code)


                                 (401) 751-1600
                Registrant's Telephone Number including area code





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Item 5.     Other Events

       On December 30, 1998, Nortek, Inc. (the "Company") completed the sale of the businesses of two wholly owned subsidiaries, M&S Systems LP ("M&S") and Moore-O-Matic, Inc. ("Moore-O-Matic") to a subsidiary of The Chamberlain Group, Inc.

      For the year ended December 31, 1997, the two companies had combined sales of $40.4 million. M&S sells intercoms, built-in music and audio systems, central vacuum systems and related products. Moore-O-Matic sells automatic garage door openers, gate operators and electronic transmitters.

      The sale of M&S is pursuant to a consent agreement entered into by the Company and the Federal Trade Commission ("FTC") as part of the FTC's approval of the Company's acquisition of NuTone, Inc. in July, 1998.




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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NORTEK, INC.




                                            By: /s/ Almon C. Hall
                                                Name:Almon C. Hall
                                                Title: Chief Accounting Officer